EX-23.1
                              CONSENT OF ACCOUNTANTS

                           L.L. BRADFORD & COMPANY, LLC
                    Certified Public Accountants & Consultants
                            3441 South Eastern Avenue
                             Las Vegas, Nevada 89102
                                  (702) 735-5030


November 15, 2001


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  One Touch Total Communications, Inc. - Form S-8

Dear Sir/Madame:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 16, 2001 in One Touch Total
Communications, Inc.'s audited financial statement contained in a Form SB-2 registration statement, and to all references to our firm included in this Registration Statement.

Sincerely,


/s/  L.L. Bradford & Company, LLC
L.L. Bradford & Company, LLC